Exhibit 32


                                  CERTIFICATION
      PURSUANT TO 18 U.S.C SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


            Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Ideal Accents, Inc. (the "Company"), does hereby certify, to such officer's knowledge, that:

            The Annual Report on Form 10-KSB for the year ended December 31, 2003 (the Form10-KSB) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: March 29, 2004

                                /s/ Joseph P. O'Connor
                                -------------------------------
                                Joseph P. O'Connor, Chairman of the Board
                                (Chief Executive Officer of Ideal Accents, Inc.)

Dated: March 29, 2004

                                /s/ Ayaz M. Somani
                                -------------------------------
                                Ayaz M. Somani, President
                                (Chief Financial Officer of Ideal Accents, Inc.)


A signed original of this written statement required by Section 906 has been provided to Ideal Accents, Inc. and will be retained by Ideal Accents, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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